Exhibit 10.1

MYRXWALLET NORTH AMERICA CORPORATION

POWER OF ATTORNEY

Form 1-A — Regulation A Offering Statement Under the Securities Act of 1933, as Amended

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of MyRXWallet North America Corporation, a Wyoming corporation (the "Company"), whose principal executive offices are located at 732 S. 6th Street, #5397, Las Vegas, Nevada 89101, does hereby constitute and appoint Olivia Trinh, the Company's Chairman, Chief Executive Officer, and Interim Chief Financial Officer, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to:

(a) sign, execute, and deliver the Company's Offering Statement on Form 1-A filed with the United States Securities and Exchange Commission (the "Commission") pursuant to Regulation A under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder (the "Offering Statement"), together with any and all exhibits, schedules, and other documents filed as part thereof or in connection therewith;

(b) sign, execute, and deliver any and all amendments (including post-qualification amendments), supplements, or other modifications to the Offering Statement, including any exhibits, schedules, and other documents filed as part thereof or in connection therewith;

(c) sign, execute, and deliver any and all other documents required by the Commission or by applicable law in connection with the Offering Statement or the offering described therein, including without limitation offering circular supplements, annual reports, and other periodic or current reports filed by the Company with the Commission in connection with the offering;

(d) take any and all actions that such attorney-in-fact and agent deems necessary, appropriate, or advisable in connection with any of the foregoing; and

(e) file the Offering Statement, and any and all amendments, supplements, and other documents described above, with the Commission electronically through the Commission's Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR") or by such other means as may be required or permitted by the Commission.

Each of the undersigned hereby grants to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the foregoing, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent, or his or her substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney shall be effective as of the date of execution by the undersigned and shall remain in full force and effect until revoked by the undersigned in a signed written instrument delivered to the Company; provided, however, that this Power of Attorney shall automatically terminate upon the earlier of: (i) the termination or withdrawal of the Offering Statement; or (ii) the completion of the offering described in the Offering Statement and all required post-qualification filings in connection therewith.

This Power of Attorney shall not be affected by the disability or incapacity of the undersigned.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Electronic signatures shall be deemed valid and binding to the same extent as original ink signatures.

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IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date set forth opposite his or her name below.

PRINCIPAL EXECUTIVE OFFICER, PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER, AND CHAIRMAN

Signature:	/s/ Olivia Trinh_________________________________
Name:	Olivia Trinh
Title:	Chairman, Chief Executive Officer, and Interim Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)
Date:	June 18, 2026

DIRECTOR

Signature:	/s/ Scherri A. Harps
Name:	Scherri A. Harps
Title:	Independent Director
Date:	June 18, 2026

This Power of Attorney is filed as Exhibit 10.1 to the Offering Statement on Form 1-A of MyRXWallet North America Corporation filed with the United States Securities and Exchange Commission pursuant to Regulation A under the Securities Act of 1933, as amended.

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ACKNOWLEDGMENT OF ATTORNEY-IN-FACT

The undersigned hereby acknowledges her appointment as attorney-in-fact pursuant to the foregoing Power of Attorney and her authority to act on behalf of each of the foregoing persons in connection with the Form 1-A Offering Statement of MyRXWallet North America Corporation and all amendments, supplements, and related filings thereto.

Signature:	/s/ Olivia Trinh
Name:	Olivia Trinh
Title:	Chairman, Chief Executive Officer, and Interim Chief Financial Officer
Date:	June 18, 2026

This Power of Attorney is executed and delivered in connection with the Offering Statement on Form 1-A of MyRXWallet North America Corporation. Nothing herein shall be construed to limit or restrict the authority of the Board of Directors of the Company or any duly authorized officer thereof to act independently in any capacity on behalf of the Company.

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